IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE: '

STAGE STORES, INC., '                                                                                             CASE NO. 0035078-H2-11

A Delaware Corporation, '

SPECIALTY RETAILERS, INC., '                                                                               CASE NO. 0035079-H2-11

A Texas Corporation, and '

SPECIALTY RETAILERS, INC. (NV), '                                                                      CASE NO. 0035080-H5-11

A Nevada Corporation, '                                                                                                Chapter 11

Debtors and Debtors in Possession. '                                                                              (Jointly Administered Under
                                                                                                                                        Case No. 0035078-H2-11)

FINDINGS, CONCLUSIONS AND REASONS FOR
DENIAL OF STAY PENDING APPEAL (doc. # 1686 and 1694),
ORDER FOR KAMINETZKY TO INFORM APPELLATE COURT OF SANCTIONS,
AND ORDER FOR KAMINETSKY TO SHOW CAUSE
WHY SANCTIONS SHOULD NOT BE IMPOSED

This bankruptcy case was filed on June 1, 2000. For over twelve months, holders of hundreds of millions of dollars in debt have worked professionally and efficiently with the Debtors and with Debtors' counsel, culminating in a plant of reorganization that was accepted by all classes of creditors and confirmed, without a dissenting voice by either creditors or stockholders, on August 8, 2001. Subsequent to the confirmation of the plan, an appeal has been filed by a stockholder who paid about $4,500 for his stock, about 1.6 cents per share, in a purchase on the open market consummated almost a year after the bankruptcy case was filed. This stockholder, who has been sanctioned by three United States District Judges of the Southern District of Texas for frivolous and vexatious litigation in other cases, has requested a stay of the confirmation order pending appeal of an order issued after a hearing which he did not attend and at which his objections to confirmation were struck for want of prosecution. For reasons set forth below, by separate order issued this date, the Court denies a stay pending appeal, orders Mr. Kaminetzky to provide a copy of this order and of Judge Atlas' order for sanctions to any district judge to whom he addresses a request for stay pending appeal, and orders Mr. Kaminetzky to appear before this Court for determination of whether sanctions should be imposed for violation of Rule 9011 of the Federal Rules of Bankruptcy Procedure (FRBP) and for violation of this Court's prior orders.

This Bankruptcy Case

This bankruptcy case was filed on June 1, 2000. Approximately 1 year later, after the bankruptcy case was quite mature and after virtually all of the events about which Mr. Kaminetzky has complained in this case, Mr. Kaminetzky purchased stock in the debtor. He testified on June 29, 2001 that his total investment was $4,500-approximately 1.6 cents per share for about 275,000 shares.

Shortly after he purchased his stock, Mr. Kaminetzky began to file rambling, diffuse, pejorative pleadings accusing a number of entities and professionals of unethical and illegal conduct. He also persuaded friends and acquaintances to purchase the Debtor's stock (which were trading in the securities markets for slightly over 1 cent per share) and to file pleadings almost identical to his. The Court will not speculate about Mr. Kaminetzky's motives.

When the Court first read these scurrilous allegations, the Court was concerned that there might be some shred of truth to them. The Court took substantial measures to address Mr. Kaminetzky's concerns and to give Mr. Kaminetzky the opportunity to present his case. Among other things, the Court delayed approval of the Debtors' disclosure statement, required amendment of the disclosure statement to address some of Mr. Kaminetzky's objections, and required substantial additional (and costly) notice to assure that all shareholders had notice and an opportunity to be heard concerning the disclosure statement and the confirmation hearing. The Court gave Mr. Kaminetzky an opportunity to present evidence in support of his allegations. He presented no evidence of any improper conduct.

Then the Court learned that Mr. Kaminetzky had violated Judge Atlas' sanctions order by failing to provide the undersigned judge with a copy of that order and the Court learned that Mr. Kaminetzky had been sanctioned by two other district judges for vexatious and multiplicious litigation similar to the pattern evolving in this case.

Prior Sanctions in Prior Cases

On March 16, 1995, the Honorable David Hittner found that Mr. Kaminetzky had filed vexatious and/or frivolous pleadings in the United States District Court for the Southern District of Texas and prohibited him from filing other pleadings related to that lawsuit unless he had first obtained permission of the Chief Judge to do so.

On September 12, 1996, the Honorable Nancy Atlas found not only that Kaminetzky had violated Judge Hittner's order, but found that Kaminetzky had done so in a way that obfuscated and confused matters so that it was difficult for others to learn the truth. Judge Atlas further found that Kaminetzky had so abused the legal process and had so wasted judicial resources, that she ordered extensive sanctions, including the order that:

If . . . Kaminetzky . . . becomes involved in litigation in the future, he shall file in the court record and provide a courtesy copy of this Order to the presiding judge for the case.

On. May 5, 1999, the Honorable John Rainey found that previous sanctions by Judges Hittner and Atlas against Kaminetzky "apparently had no deterrent effect." Judge Rainey imposed further sanctions, dismissal of the appeals in that case.

Failure to Comply with Judge Atlas' Order and Subsequent Proceedings

On May 17, 2001, Mr. Kaminetzky filed a notice of appearance and request for service in this case. Kaminetzky attached a copy of Judge Atlas' Order to his notice of appearance, but did not provide the undersigned judge with a courtesy copy of that Order.

The Court gave Mr. Kaminetzky notice of (and conducted a hearing on) Mr. Kaminetzky's conduct in this case and his failure to comply with Judge Atlas' order. After hearing Mr. Kaminetzky's presentation, for reasons more fully stated on the record under FRBP 7052, the Court struck all of Mr. Kaminetzky's prior pleadings and cautioned Mr. Kaminetzky to read and to comply with FRBP 9011.

Mr. Kaminetzky subsequently filed two additional pleadings. One was an objection to confirmation of the Debtor's plan. Mr. Kaminetzky did not appear at the confirmation hearing. On the morning of that hearing, he called the Court's case manager and informed her that he was appearing in state court that day and would not be able to attend the hearing on plan confirmation. He did not request a continuance. At the hearing, the Court struck the objection for reasons stated on the record, including failure to prosecute the objection. The second pleading was a baseless objection to the Debtor's acquisition of new leases. Despite these two apparent violations of the Court's admonition, the Court has taken no action to date under Rule 9011.

A Stay Pending Appeal is Not Appropriate

Now Mr. Kaminetzky seeks a stay of the order confirming the plan of reorganization in this case. That request has no merit. The Court could write for days, but will list only the most important reasons.

  Stay Would Be Severely Harmful to the Debtor and to Creditors

  A full discussion of the potential harm to the Debtor, to creditors, and to the estate would require many days to document properly. At the confirmation hearing, and at prior hearings, the Court heard uncontradicted evidence that quick consummation of a plan is important to success of the plan.

  Interest charges, professional fees, and other bankruptcy related expenses are reduced upon consummation. Simply estimating from the professional fees and related expenses, a stay pending appeal would cost over a thousand times more than Mr. Kaminetzky has paid for his stock.

  It is important for the Debtor, a retailer, to have consummated its reorganization in time to restore confidence in suppliers so that the Debtor will have fresh, current inventory for the crucial Christmas retail season. To do so, consummation by the end of August is important.

  Bond Pending Appeal

  The Debtor has restructured hundreds of millions of dollars in debt. Professional fees run to the hundreds of thousands of dollars per month. Setting a bond would be an academic task, because few corporations, much less Mr. Kaminetzky, could afford such a bond. This Court will not even attempt the task, but if one were to be granted, it would surely exceed $300 million.

  No Basis for Appeal

  It is hard to recognize a right to appeal for an individual who did not even attend the hearing from which the appealed order was issued. It is even more difficult to consider an appeal for such an individual when he has consistently engaged in vexatious and multiplicious litigation to earn sanctions from three district judges and one bankruptcy judge. It is beyond this Court's grasp to consider a stay pending appeal for such an individual.

  Pleadings Continue the Same Rambling, Diffuse, Pejorative Allegations that Mr. Kaminetzky Failed to Substantiate in Court

The motion for stay pending appeal contain the same pattern of rambling, diffuse, pejorative pleadings as all of Mr. Kaminetzky's other pleadings. As noted above, the Court gave Mr. Kaminetzky an opportunity to present his case. He presented no evidence except his opinions. Those opinions are unsubstantiated, but have just enough hint of scandal to cause concerned judges to sit up and take notice, until the judge discovers that they have no basis.

The Court warned Mr. Kaminetzky about such pleadings. Now the Court denies the motion for stay and orders Mr. Kaminetzky to appear and show cause why sanctions should not be imposed.

Signed August 22, 2001.                                                          /s/ Wesley W. Steen
                                                                                                WESLEY W. STEEN
                                                                                                 UNITED STATES BANKRUPTCY JUDGE

The Clerk shall serve:
Debtor
Debtor's counsel
Dov Avni Kaminetzky, pro se
Jeff Spiers, counsel for the Unsecured Creditors' Committee
United States Trustee
All parties who have filed a notice of appearance and request for notice